                                                                   EXHIBIT 10(b)

================================================================================

                                      1993

                      STOCK OPTION AND RETENTION STOCK PLAN

                                       OF

                            UNION PACIFIC CORPORATION









                           (EFFECTIVE APRIL 16, 1993 -
                         AS AMENDED SEPTEMBER 30, 1993,
                         JULY 28, 1994, APRIL 24, 1997,
              NOVEMBER 20, 1997, SEPTEMBER 24, 1998, MAY 27, 1999,
       MAY 25, 2000, NOVEMBER 16, 2000, JANUARY 25, 2001 AND MAY 30, 2002)





================================================================================

                   1993 STOCK OPTION AND RETENTION STOCK PLAN
                          OF UNION PACIFIC CORPORATION


1.       PURPOSE

         The purpose of the 1993 Stock Option and Retention Stock Plan of Union Pacific Corporation is to promote and closely align the interests of employees of Union Pacific Corporation and its shareholders by providing stock based compensation. The Plan is intended to strengthen Union Pacific Corporation's ability to reward performance which enhances long term shareholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the company's ability to attract and retain an outstanding employee and executive team.

2.       DEFINITIONS

         The following terms shall have the following meanings:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 under
Section 12 of the Act.

         "Approved Leave of Absence" means a leave of absence of definite length approved by the Senior Vice President - Human Resources of the Company, or by any other officer of the Company to whom the Committee delegates such authority.

         "Award" means an award of Retention Shares or Stock Units pursuant to the Plan.

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Act.

         "Beneficiary" means any person or persons designated in writing by a Participant to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, "Beneficiary" shall mean such Participant's estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant's death.

         "Board" means the Board of Directors of the Company.

         "Change in Control" means the occurrence of any one of the following:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on November 16, 2000, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         "Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

         "Committee" means the Committee designated by the Board to administer the Plan pursuant to Section 3.

         "Common Stock" means the Common Stock, par value $2.50 per share, of the Company.

         "Company" means Union Pacific Corporation, a Utah corporation, or any successor corporation.

         "Option" means each non-qualified stock option, incentive stock option and stock appreciation right granted under the Plan.

         "Optionee" means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Option under the Plan.

         "Participant" means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Award under the Plan.

         "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         "Plan" means this 1993 Stock Option and Retention Stock Plan, as amended from time to time.

         "Retention Shares" means shares of Common Stock subject to an Award granted under the Plan.

         "Restriction Period" means the period defined in Section 9(a).

         "Stock Unit" means the right to receive in the future a share of Common Stock.

         "Subsidiary" means any corporation of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock.

         "Unit Restriction Period" means the period defined in Section 10.

         "Unit Vesting Condition" means any condition to the vesting of Stock Units established by the Committee pursuant to Section 10.

         "Vesting Condition" means any condition to the vesting of Retention Shares established by the Committee pursuant to Section 9.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee, which shall be comprised of not less than three members of the Board, none of whom shall be employees of the Company or any Subsidiary. The Committee shall (i) grant Options to Optionees and make Awards of Retention Shares and Stock Units to Participants, and (ii) determine the terms and conditions of such Options and Awards of Retention Shares and Stock Units, all in accordance with the provisions of the Plan. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Options and Awards granted thereunder as it may deem necessary or advisable. In connection with the administration of the Plan, the Committee may establish, verify the extent of satisfaction of, adjust, reduce, waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Option or Award. Each Option and grant of Retention Shares or Stock Units shall, if required by the Committee, be evidenced by an agreement to be executed by the Company and the Optionee or Participant, respectively, and contain provisions not inconsistent with the Plan. All determinations of the Committee shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Committee's determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company.

4.       ELIGIBILITY

         To be eligible for selection by the Committee to participate in the Plan an individual must be an employee of the Company or a Subsidiary. Directors who are not full-time salaried employees shall not be eligible. In granting Options or Awards of Retention Shares or Stock Units to eligible employees, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5.       STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Section 13 hereof, the maximum number and kind of shares as to which Options, or Retention Shares or Stock Units may at any time be granted under the Plan are 16 million shares of Common Stock. Shares of Common Stock subject to Options or Awards under the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for option or grant as Retention Shares or Stock Units under the Plan. Shares of Common Stock covered by an Option, or portion thereof, which is surrendered upon the exercise of a stock appreciation right, shall thereafter be unavailable for option or grant as Retention Shares or Stock Units under the Plan. Upon the forfeiture (in whole or in part) of a grant of Retention Shares or Stock Units, the shares of Common Stock subject to such forfeiture shall again be available for option or grant as Retention Shares or Stock Units under the Plan if no dividends have been paid on the forfeited shares, and otherwise shall be unavailable for such an option or grant.

6.       TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

         All non-qualified options under the Plan shall be granted subject to the following terms and conditions:

         a. Option Price. The option price per share with respect to each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee.

         b. Duration of Options. Options shall be exercisable at such time or times and under such conditions as set forth in the written agreement evidencing such option, but in no event shall any option be exercisable subsequent to the tenth anniversary of the date on which the option is granted.

         c. Exercise of Option. Except as provided in Section 6(h), 6(i), 8(c) or 8(d), the shares of Common Stock covered by an option may not be purchased prior to the first anniversary of the date on which the option is granted (unless the Committee shall determine otherwise), or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased at one time or in such installments over the balance of the option period as may be provided in the option. Any shares not purchased on the applicable installment date may, unless the Committee shall have determined otherwise, be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by notice to the Company stating the number of shares with respect to which the option is being exercised.

         d. Payment. Shares of Common Stock purchased under options shall, at the time of purchase, be paid for in full. All, or any portion, of the option exercise price may, at the discretion of the Committee, be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. In addition, to the extent permitted by the Committee, the option exercise price may be paid by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the option. Such shares previously acquired or shares withheld to pay the option exercise price shall be valued at fair market value on the date the option is exercised in accordance with the procedures to be established by the Committee. A holder of an option shall have none of the rights of a stockholder until the shares of Common Stock are issued to him or her. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of non-qualified options, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

         e. Restrictions. The Committee shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock that may be purchased thereunder including restrictions on the transferability of such shares acquired through the exercise of such option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely or conditionally the transferability of shares acquired through the exercise of options for such periods, and subject to such conditions, including continued employment of the Optionee by the Company or a Subsidiary, as the Committee may determine.

         f. Purchase for Investment. The Committee shall have the right to require that each Optionee or other person who shall exercise an option under the Plan represent and agree that any shares of Common Stock purchased pursuant to such option will be purchased for investment and not with a view to the distribution or resale thereof or that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the written agreement granting such option.

         g. Non-Transferability of Options. During an Optionee's lifetime, the option may be exercised only by the Optionee. Options shall not be transferable, except for exercise by the Optionee's legal representatives or heirs.

         h. Termination of Employment. Unless the Committee provides otherwise, upon the termination of an Optionee's employment for any reason other than death, then, except as provided below, the option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option (provided that the Committee may determine that particular limitations and restrictions under the Plan shall not apply) and such option shall expire according to the following schedule:

            (i) Retirement. Option shall expire, unless exercised, five (5) years after the Optionee's retirement from the Company or any Subsidiary under the provisions of the Company's or a Subsidiary's pension plan.

            (ii) Disability. Any holding period required by Section 6(c) shall automatically be deemed to be satisfied and Option shall expire, unless exercised, five (5) years after the date the Optionee is eligible to receive disability benefits under the provisions of the Company's or a Subsidiary's long-term disability plan. (iii) Disposition of Business. In the case of a termination resulting from the disposition by the Company or any of its Subsidiaries of all or a part of its interest in, or the discontinuance of a business of, a subsidiary, division or other business unit, unvested options shall not be forfeited, but any holding period required by Section 6(c) shall be satisfied in accordance with its original schedule (including any holding period associated with an option that becomes a non-qualified option in accordance with Section 8(c)) and Option shall expire, unless exercised, five (5) years after the date of termination;

            (iv) Force Reduction Program. In the case of a termination (other than retirement) resulting from a force reduction program instituted by the Company or any of its Subsidiaries, the Option shall expire, unless exercised, three (3) years from the date of termination.

            (v) Gross Misconduct. Option shall expire upon receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

            (vi) Change in Control. In the event an Optionee's employment is involuntarily terminated by the Company (other than termination as a result of disability or gross misconduct, but including a termination described in subsection (iii) and (iv) above) within two years following a Change in Control all options shall become fully vested and the option shall remain exercisable for a period of three (3) years following such termination (or five (5) years following such termination in the case of a termination described in Subsection (i), (iii) or (iv) above) but in no event after the expiration of the option, and the option shall expire thereafter.

            (vii) All Other Terminations. Option shall expire, unless exercised, three (3) months after the date of such termination.

         i. Death of Optionee. Upon the death of an Optionee during his or her period of employment, the option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of his or her death, provided that (i) any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (ii) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire, unless exercised by the Optionee's legal representatives or heirs, five (5) years after the date of death (unless the Committee shall provide for a shorter period at the time the option is granted).

         j. Deferral. The Committee may permit an Optionee to elect to defer receipt of all or part of the Common Stock issuable upon the exercise of an option, pursuant to rules and regulations adopted by the Committee. The Committee may not permit the payment of cash in lieu of Common Stock upon payment of the deferred amount.

In no event, however, shall any option be exercisable pursuant to Sections 6(h) or (i) subsequent to the tenth anniversary of the date on which it is granted.

7.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         a. General. The Committee may also grant a stock appreciation right in connection with a non-qualified option, either at the time of grant or by amendment. Such stock appreciation right shall cover the same shares covered by such option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except for the provisions of Section 6(d) hereof, be subject to the same terms and conditions as the related non-qualified option.

         b. Exercise and Payment. Each stock appreciation right shall entitle the Optionee to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Committee. The fair market value shall be the value determined in accordance with procedures established by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised, provided that if a stock appreciation right expires unexercised, it shall be deemed exercised on the expiration date if any amount would be payable with respect thereto. No fractional shares shall be issued but instead cash shall be paid for a fraction or, if the Committee should so determine, the number of shares shall be rounded downward to the next whole share. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of stock appreciation rights, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

         c. Restrictions. The obligation of the Company to satisfy any stock appreciation right exercised by an Optionee subject to Section 16 of the Act shall be conditioned upon the prior receipt by the Company of an opinion of counsel to the Company that any such satisfaction will not create an obligation on the part of such Optionee pursuant to Section 16(b) of the Act to reimburse the Company for any statutory profit which might be held to result from such satisfaction.

8.       TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

         a. General. The Committee may also grant incentive stock options as defined under Section 422 of the Code. All incentive stock options issued under the Plan shall, except for the provisions of Sections 6(h) and (i) and Section 7 hereof, be subject to the same terms and conditions as the non-qualified options granted under the Plan. In addition, incentive stock options shall be subject to the conditions of Sections 8(b), (c), (d) and (e).

         b. Limitation of Exercise. The aggregate fair market value (determined as of the date the incentive stock option is granted) of the shares of stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year, under this Plan or any other stock option plans adopted by the Company, its Subsidiaries or any predecessor companies thereof, shall not exceed $100,000. If any incentive stock options become exercisable in any year in excess of the $100,000 limitation, options representing such excess shall become non-qualified options exercisable pursuant to the terms of Section 6 hereof and shall not be exercisable as incentive stock options.

         c. Termination of Employment. Upon the termination of an Optionee's employment, for any reason other than death, his or her incentive stock option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option except as provided below (provided that the Committee may determine that particular limitations and restrictions under the Plan shall not apply) and such option shall expire as an incentive stock option according to the following schedule (unless the Committee shall provide for shorter periods at the time the incentive stock option is granted) but shall, in all cases other than 8(c)(iii) and 8(c)(iv), at the end of the period referred to below become a non-qualified option exercisable pursuant to the terms of Section 6 hereof (including Sections 6(h) and (i)) less the period already elapsed under such Section:

            (i) Retirement. An incentive stock option shall expire, unless exercised, three (3) months after the Optionee's retirement from the Company or any Subsidiary under the provisions of the Company's or a Subsidiary's pension plan.

            (ii) Disability. In the case of an Optionee who is disabled within the meaning of Section 22(e)(3) of the Code, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and an incentive stock option shall expire, unless exercised, one (1) year after the earlier of the date the Optionee terminates employment or the date the Optionee is eligible to receive disability benefits under the provisions of the Company's or a Subsidiary's long-term disability plan.

            (iii) Gross Misconduct. An incentive stock option shall expire upon receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

            (iv) All Other Terminations. An incentive stock option shall expire, unless exercised, three (3) months after the date of such termination.

         d. Incentive Stock Options Granted On and After May 25, 2000. In the case of an incentive stock option granted on or after May 25, 2000, the following additional provisions shall apply:

            (i) Disposition of Business. Subject to Section 8(e), in the case of a termination resulting from the disposition by the Company or any of its Subsidiaries of all or a part of its interest in, or the discontinuance of a business of, a subsidiary, division or other business unit, unvested options shall not be forfeited, but any holding period required by Section 6(c) shall be satisfied in accordance with its original schedule and the Option shall expire, unless exercised, three (3) months after the date of termination, but shall at the end of such three month period become a non-qualified option exercisable pursuant to the terms of Section 6 hereof (including Section 6(h)(iii), less the period already elapsed hereunder);

            (ii) Force Reduction Program. Subject to Section 8(e), in the case of a termination (other than retirement) resulting from a force reduction program instituted by the Company or any of its Subsidiaries, the Option shall expire, unless exercised, three (3) months after the date of termination, but shall at the end of such three (3) month period become a non-qualified option exercisable pursuant to the terms of Section 6 hereof (including Section 6(h)(iv), less the period already elapsed hereunder).

         e. Additional Provisions Regarding Incentive Stock Options Granted On Or After November 16, 2000. In the case of an incentive stock option granted on or after November 16, 2000, the following additional provisions shall apply:

         In the event an Optionee's employment is involuntarily terminated by the Company (other than termination as a result of disability or gross misconduct, but including a termination described in subsections (d)(i) or (d)(ii) above) within two years following a Change in Control, all options shall become fully vested and the option shall remain exercisable for a period of three (3) months following such termination (but in no event after the expiration of the option) and shall at the end of such three (3) month period become a non-qualified option exercisable pursuant to the terms of Section 6 hereof (including
         Section 6(h)(vii), less the period already elapsed hereunder).

         f. Additional Provisions Regarding Certain Incentive Stock Options Granted Before May 25, 2000. In the case of an incentive stock option granted before May 25, 2000, the following additional provisions shall apply:

            (i) Disposition of Business. In the case of incentive stock options granted after September 24, 1998 and before May 25, 2000, in the event that a termination results from the disposition by the Company of all or a part of its interest in, or the discontinuance of the business of, a subsidiary, division or other business unit of the Company, the Committee may extend the period during which an incentive stock option may be exercised as a non-qualified option to up to five (5) years from the date of such termination.

            (ii) Other Terminations. In the case of incentive stock options granted after April 24, 1997 and before May 25, 2000, the Committee may extend the period during which an incentive stock option may be exercised as a non-qualified stock option to up to three (3) years from the date of a termination not due to retirement, disability or gross misconduct or, if later, three (3) years from the date the option becomes exercisable but not more than five years after the date of such termination.

         g. Death of Optionee. Upon the death of an Optionee during his or her period of employment, the incentive stock option shall be exercisable as an incentive stock option only as to those shares of Common Stock which were subject to the exercise of such option at the time of death, provided that (i) any holding period required by Section 6(c) shall automatically be deemed to be satisfied, and (ii) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire, unless exercised by the Optionee's legal representatives or heirs, five (5) years after the date of death (unless the Committee shall provide for a shorter period at the time the option is granted).

         h. Leave of Absence. A leave of absence, whether or not an Approved Leave of Absence, shall be deemed a termination of employment for purposes of
Section 8.

In no event, however, shall any incentive stock option be exercisable pursuant to Sections 8(c) or (d) subsequent to the tenth anniversary of the date on which it was granted.

9.       TERMS AND CONDITIONS OF AWARDS OF RETENTION STOCK

         a. General. Retention Shares may be granted only to reward the attainment of individual, Company or Subsidiary goals, or to attract or retain officers or other employees of the Company or any Subsidiary, and shall be granted subject to the attainment of performance goals unless the Committee shall determine otherwise. With respect to each grant of Retention Shares under the Plan, the Committee shall determine the period or periods, including any conditions for determining such period or periods, during which the restrictions set forth in Section 9(b) shall apply, provided that in no event, other than as provided in Section 9(c) or in the next sentence, shall such restrictions terminate prior to 3 years after the date of grant (the "Restriction Period"), and may also specify any other terms or conditions to the right of the Participant to receive such Retention Shares ("Vesting Conditions"). The Committee may determine in its sole discretion to waive any or all of such restrictions prior to end of the Restriction Period or the satisfaction of any Vesting Condition. Subject to Section 9(c) and any such Vesting Condition, a grant of Retention Shares shall be effective for the Restriction Period and may not be revoked; provided, however, in the event of a Change in Control of the Company (i) with respect to Retention Shares (other than Retention Shares granted pursuant to the Executive Incentive Premium Exchange Program ("PEP Plan") or the 2001 Long Term Plan (the "LTP")), the Restricted Period shall end with respect to that number of such Retention Shares calculated by multiplying such Retention Shares by the fraction obtained by dividing the number of full months during such Restricted Period through the date of such Change in Control by the total number of months contained in such Restricted Period (determined without regard to this proviso), (ii) with respect to Retention Shares granted to such Participant pursuant to the PEP Plan, the Restricted Period shall end with respect to that number of such Retention Shares equal to (x) that number of such Retention Shares with a fair market value (as of the date of grant) equal to the amount of incentive award such Participant elected to forego in exchange for such Retention Shares (the "Original Retention Shares"), and (y) number of Retention Shares which the Participant received as a premium under the PEP Plan (the "Premium Retention Shares") calculated by multiplying such Premium Retention Shares by the fraction obtained by dividing the number of full months during such Restricted Period through the date of such Change in Control by the total number of months contained in such Restricted Period, and (iii) Retention Shares granted to such Participant pursuant to the LTP shall be subject to the terms of the applicable agreement issued under the LTP. In the event a payment becomes due, the Committee may, in its sole discretion, elect to make such payment either in cash, in shares of Common Stock, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

         b. Restrictions. At the time of grant of Retention Shares to a Participant, a certificate representing the number of shares of Common Stock granted shall be registered in the Participant's name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Retention Shares, including the right to vote such Retention Shares and, unless the Committee shall determine otherwise, the right to receive dividends thereon, subject to the following: (i) subject to Section 9(c), the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restriction Period and the satisfaction of any Vesting Conditions; (ii) none of the Retention Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Retention Shares shall be forfeited and all rights of the Participant to such Retention Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the entire Restriction Period, except as provided by Sections 9(a) and 9(c), and any applicable Vesting Conditions have been satisfied. Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 13 shall be subject to the same restrictions as such Retention Shares unless the Committee shall determine otherwise.

         c. Termination of Employment.

            (i) Disability and Retirement. Unless the Committee shall determine otherwise at the time of grant of Retention Shares, if (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period, by reason of disability under the provisions of the Company's or a Subsidiary's long-term disability plan or retirement under the provisions of the Company's or a Subsidiary's pension plan either (i) at age 65 or (ii) prior to age 65 at the request of the Company or a Subsidiary, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

            (ii) Death. Unless the Committee shall determine otherwise at the time of grant of Retention Shares, if (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period by reason of death, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest in his or her Beneficiary, and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant's Beneficiary in accordance with the provisions of Section 9(d).

            (iii) All Other Terminations. If a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period for any reason other than death, disability or retirement as provided in Section 9(c)(i) and (ii) or a termination pursuant to Section 9(c)(v), the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

            (iv) Vesting Conditions. Unless the Committee shall determine otherwise at the time of grant of Retention Shares, if a Participant ceases to be an employee of the Company for any reason prior to the satisfaction of any Vesting Conditions, the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

            (v) Change in Control. In the event a Participant's employment is involuntarily terminated by the Company (other than a termination as a result of death, disability, retirement or gross misconduct) within two years following a Change in Control, the remaining restrictions with respect to all Original Retention Shares and all Premium Retention Shares shall lapse and the Committee may, in its sole discretion, elect to make such payment either in cash, in shares of Common Stock, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

         d. Payment of Retention Shares. At the end of the Restriction Period and after all Vesting Conditions have been satisfied, or at such earlier time as provided for in Section 9(c) or as the Committee, in its sole discretion, may otherwise determine, all restrictions applicable to the Retention Shares shall lapse, and a stock certificate for a number of shares of Common Stock equal to the number of Retention Shares, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be. If an amount is payable by a Participant to the Company or a Subsidiary under applicable withholding tax laws in connection with the lapse of such restrictions, the Committee, in its sole discretion, may permit the Participant to make such payment, in whole or in part, by authorizing the Company to transfer to the Company Retention Shares otherwise deliverable to the Participant having a fair market value equal to the amount to be paid under such withholding tax laws.

         e. Deferral. The Committee may permit a Participant to elect to defer receipt of all or part of any Retention Shares that would otherwise be delivered, pursuant to rules and regulations adopted by the Committee. The Committee may permit the payment of cash in lieu of Common Stock upon payment of the deferred amount.

10.      STOCK UNITS

         The Committee may also grant Awards of Stock Units under the Plan. The vesting of Awards of Stock Units shall be subject to the requirement that a Participant continue employment with the Company or a Subsidiary for a certain period of no less than three years (the "Unit Restriction Period"), and may be subject to the satisfaction of other conditions or contingencies ("Unit Vesting Condition"), in order for a Participant to receive payment of such

Award, as established by the Committee at the time of the Award. The Committee may determine in its sole discretion to waive any such requirement, condition or contingency. Awards of Stock Units shall be payable in shares of Common Stock. The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Committee. Unless the Committee provides otherwise at the time an Award of Stock Units to a Participant is made, the provisions of Section 9(c) of the Plan relating to the vesting and forfeiture of Retention Stock upon termination of employment shall apply to any termination of employment by such Participant during the Unit Restricted Period or prior to the satisfaction of any Unit Vesting Condition for such Award.

11.      DIVIDENDS AND DIVIDEND EQUIVALENTS

         Any Option or Award of Stock Units may provide the Participant with the right to receive dividend payments or dividend equivalent payments on the Common Stock subject to the Option or Award, whether or not such Option or Award has been exercised or is vested. Such payments may be made in cash or may be credited to a Participant's account and later settled in cash or Common Stock or a combination thereof, as determined by the Committee. Such payments and credits may be subject to such conditions and contingencies as the Committee may establish.

12.      REGULATORY APPROVALS AND LISTING

         The Company shall not be required to issue to an Optionee, Participant or a Beneficiary, as the case may be, any certificate for any shares of Common Stock upon exercise of an option or for any Retention Shares granted under the Plan or to make any payment with respect to any Stock Unit granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares or units under any state or federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

13.      ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares and Stock Units authorized by the Plan, in the option price of outstanding Options, and in the number and kind of shares, Stock Units or other securities or property subject to Options or covered by outstanding Awards.

14.      TERM OF THE PLAN

         No Options, or Retention Shares or Stock Units shall be granted pursuant to the Plan after April 16, 2003, but grants of Options, or Retention Shares or Stock Units theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

15.      TERMINATION OR AMENDMENT OF THE PLAN

         The Board may at any time terminate the Plan with respect to any shares of Common Stock or Stock Units not at that time subject to outstanding Options or Awards, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 12 or to ensure that the grant of Options or Awards, the exercise of Options, the payment of Retention Shares or the payment with respect to Stock Units or any other provision of the Plan complies with Section 16(b) of the
Act), provided that no change with respect to any Options, Retention Shares or Stock Units theretofore granted may be made which would impair the rights of an Optionee or Participant without the consent of such Optionee or Participant and, further, that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock and Stock Units subject to the Plan as set forth in Section 5 (except by operation of Section 13), (ii) extend the term of the Plan or (iii) change the class of eligible persons who may receive Options or Awards of Retention Shares or Stock Units under the Plan.

16.      LEAVE OF ABSENCE

         Unless the Committee shall determine otherwise, a leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of the Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of the Plan (except for purposes of Section 8), but the period of such Leave of Absence shall not be counted toward satisfaction of any Restriction Period or Unit Restriction Period or any holding period described in Section 6(c).

17.      GENERAL PROVISIONS

         a. Neither the Plan nor the grant of any Option or Award nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or a Subsidiary. The Company and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under the Plan, any Optionee or Participant whenever in the sole discretion of the Company or a Subsidiary, as the case may be, its interest may so require.

         b. All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Utah, without regard to conflict of laws doctrine.

18.      EFFECTIVE DATE

         The Plan shall become effective upon approval of the stockholders of the Company.